UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

Onconetix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 E. Fifth Street, Suite 1900, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Date of Report (Date of earliest event reported): (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

PIPE Financing

On July 28, 2026, Onconetix, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor (the “PIPE Investor”), pursuant to which the Company agreed to issue and sell to the PIPE Investor an aggregate of 37,812 shares of Series F convertible preferred stock, par value $0.00001 per share (“Series F Preferred Stock”), for an aggregate purchase price of $30,249,600 (the “PIPE Financing”). Concurrently with entering into the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement (as defined below) with the PIPE Investor, pursuant to which the Company agreed to provide the PIPE Investor with certain registration rights relating to the shares of Common Stock issuable upon conversion of the Series F Preferred Stock, as described below. The following descriptions of the Securities Purchase Agreement, the Certificate of Designations of Preferences, Rights and Limitations of the Series F Preferred Stock (the “Certificate of Designations”) and the Registration Rights Agreement are summaries only, do not purport to be complete and are qualified in their entirety by reference to the full text of each of those agreements, copies of which are filed as Exhibits 10.1, 3.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Securities Purchase Agreement, the Certificate of Designations or the Registration Rights Agreement, as applicable.

Series F Preferred Stock

Certificate of Designations

General. Pursuant to the Certificate of Designations, the Company has authorized the issuance of up to 42,000 shares of Series F Preferred Stock, each having a stated value of $1,000 per share (the “Stated Value”). The Company has issued 37,812 shares of Series F Preferred Stock to the PIPE Investor.

Ranking. The Series F Preferred Stock ranks junior to any Senior Preferred Stock, pari passu with the Company’s Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and senior to the Company’s Common Stock and other junior securities with respect to dividend rights and rights upon liquidation, dissolution and winding up of the Company.

Dividends. Holders of the Series F Preferred Stock are entitled to receive dividends when and as declared by the Company’s board of directors out of funds legally available therefor. In addition, from and after the occurrence, and during the continuance, of any Triggering Event, Default Dividends accrue on the Stated Value of each share of Series F Preferred Stock at a rate of 15.0% per annum until such Triggering Event is cured and are payable by inclusion in the applicable Conversion Amount or upon redemption, as provided in the Certificate of Designations.

Conversion Rights. Each holder may convert all or any portion of its Series F Preferred Stock into shares of the Company’s Common Stock at an initial conversion price of $0.9767 per share, subject to adjustment as provided in the Certificate of Designations.

Alternate Conversion Rights. Following the Stockholder Approval Date, holders may also elect to effect alternate conversions, including following the occurrence of certain Triggering Events, at alternative conversion prices determined pursuant to the Certificate of Designations, in each case subject to the applicable Floor Price and other limitations set forth therein.

Triggering Events. The Certificate of Designations contains customary Triggering Events, including, among other things, the Company’s failure to timely file or maintain the effectiveness of required registration statements, failures relating to share delivery or maintenance of an adequate share reserve, specified payment defaults, certain bankruptcy and insolvency events, suspension of trading of the Common Stock on an Eligible Market, material breaches of the transaction documents, specified change of control events and other customary events. Upon the occurrence of certain Triggering Events, holders are entitled to exercise the alternate conversion rights described above.

Conversion Price Adjustments. The Conversion Price is subject to customary anti-dilution adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar transactions. The Certificate of Designations also provides for adjustments in connection with certain stock combination events, issuances of Variable Price Securities and dilutive issuances, as well as voluntary reductions of the Conversion Price with the consent of the Required Holders, in each case as more particularly described in the Certificate of Designations.

Change of Control; Fundamental Transactions. Upon a Change of Control, holders may require the Company to exchange their Series F Preferred Stock for the applicable Change of Control Election Price in the manner provided in the Certificate of Designations. The Certificate of Designations also restricts the Company from consummating specified Fundamental Transactions unless the successor entity (i) assumes the Company’s obligations under the Certificate of Designations and the other Transaction Documents and holders receive the rights and protections set forth therein, and (ii) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market.

Redemption Rights. The Company has the right, subject to the terms and conditions of the Certificate of Designations, to redeem all or a portion of the outstanding Series F Preferred Stock for cash at a redemption price equal to 125% of the greater of (i) the applicable Conversion Amount and (ii) the value determined by reference to the Conversion Rate and the highest closing sale price of the Common Stock during the applicable measurement period, in each case as provided in the Certificate of Designations.

Voting Rights. Except as required by applicable law or as expressly provided in the Certificate of Designations, the holders of the Series F Preferred Stock have no voting rights. To the extent holders are entitled to vote together with the holders of Common Stock, each share of Series F Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such share is then convertible, subject to the applicable beneficial ownership limitations.

Covenants. The Certificate of Designations contains customary affirmative and negative covenants, including requirements that the Company maintain sufficient authorized shares of Common Stock for issuance upon conversion of the Series F Preferred Stock, comply with specified notice obligations, and restrictions on certain dividends, redemptions, issuances of senior securities, sale or transfer of assets of the Company, and other actions affecting the rights of the holders of the Series F Preferred Stock.

Ownership Limitation. A holder may not convert any shares of Series F Preferred Stock to the extent that, after giving effect to such conversion, the holder and its affiliates would beneficially own more than 4.99% of the Company’s outstanding Common Stock, subject to the holder’s right to increase or decrease such limitation to any percentage not exceeding 9.99% upon 61 days’ prior notice to the Company.

Exchange Right. If the Company consummates certain Subsequent Placements, holders may elect, subject to the terms of the Certificate of Designations, to exchange all or a portion of their Series F Preferred Stock for the securities issued in such Subsequent Placement (with the aggregate amount of such securities to be issued in such exchange equal to such aggregate amount of such securities with a purchase price valued at 120% of the Conversion Amount of the Preferred Shares delivered by such Holder in exchange therefor).

Reservation Requirements. So long as any shares of Series F Preferred Stock remain outstanding, the Company must reserve at least 150% of the number of shares of Common Stock necessary to effect the conversion of all outstanding shares of Series F Preferred Stock, assuming conversion at the applicable Floor Price and without regard to the applicable beneficial ownership limitations.

Conditions Precedent to Closing. The obligations of the parties to consummate the PIPE Financing are subject to customary closing conditions, as set forth in the Securities Purchase Agreement.

Registration Rights Agreement

Concurrently with the execution of the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement with the PIPE Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement registering the resale of the Conversion Shares within 45 days following the Closing Date, use its best efforts to cause such registration statement to be declared effective within 90 days after the Closing Date (or 120 days if subject to SEC review), and maintain the effectiveness of such registration statement during the applicable registration period, subject to customary suspension rights. If the Company fails to timely file, cause to become effective or maintain the effectiveness of the registration statement or otherwise breaches certain registration obligations, the Company may be required to make cash payments to the holders equal to 1% of such holder’s purchase price upon the occurrence of such failure and every 30 days thereafter until the failure is cured, subject to the terms and limitations set forth in the Registration Rights Agreement.

Common Stock Purchase Agreement

On July 28, 2026, the Company entered into a Common Stock Purchase Agreement relating to a committed equity facility (the “ELOC Purchase Agreement”) an accredited investor (“ELOC Investor”), pursuant to which, subject to the terms and conditions set forth therein, the Company has the right, but not the obligation, to direct the ELOC Investor, from time to time and at the Company’s sole discretion, to purchase shares of the Company’s Common Stock having an aggregate purchase price of up to the lesser of (i) $750,000,000 and (ii) 19.99% of the total number of shares of the Company’s Common Stock outstanding immediately prior to the execution of the ELOC Purchase Agreement, unless stockholder approval has been obtained or an exception under the applicable Nasdaq listing rules applies. Concurrently with entering into the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with the ELOC Investor (the “ELOC Registration Rights Agreement”), pursuant to which the Company agreed to provide the ELOC Investor with certain registration rights with respect to the securities issuable under the ELOC Purchase Agreement.

In consideration for the ELOC Investor’s commitment under the ELOC Purchase Agreement, the Company agreed to pay a $30,000,000 commitment fee, which the ELOC Investor agreed would be applied toward its purchase of Series F Preferred Stock pursuant to the Securities Purchase Agreement.

The following descriptions of the ELOC Purchase Agreement and the ELOC Registration Rights Agreement are summaries only, do not purport to be complete and are qualified in their entirety by reference to the full text of each of those agreements, copies of which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the ELOC Purchase Agreement or the ELOC Registration Rights Agreement, as applicable.

Following the satisfaction of the applicable commencement conditions, the Company may, from time to time and at its sole discretion, direct the ELOC Investor to purchase shares of Common Stock through one or more purchase notices, with the purchase price determined pursuant to the pricing mechanisms set forth in the ELOC Purchase Agreement, which are generally based on prevailing market prices of the Company’s Common Stock during specified pricing periods. The Company controls the timing and amount of any sales, and the ELOC Investor has no right to require the Company to sell any shares under the ELOC Purchase Agreement.

The Company’s right to commence and continue sales under the ELOC Purchase Agreement is subject to the satisfaction of certain conditions, including the effectiveness and continued availability of a registration statement covering the resale of the applicable securities, the continued listing of the Common Stock on an eligible market and the absence of certain material adverse events.

In no event may the Company issue shares under the ELOC Purchase Agreement in excess of the applicable Nasdaq 19.99% exchange cap unless stockholder approval has been obtained or an exception under the applicable Nasdaq listing rules applies. In addition, the Company may not issue shares that would result in the ELOC Investor and its affiliates beneficially owning more than 4.99% of the Company’s outstanding Common Stock.

The ELOC Purchase Agreement contains customary representations, warranties, covenants, indemnification provisions, conditions to the parties’ obligations and termination provisions. The Company may terminate the ELOC Purchase Agreement after commencement upon one trading day’s prior written notice, subject to the terms thereof, and the ELOC Investor may terminate the ELOC Purchase Agreement upon ten trading days’ prior written notice following the occurrence of certain specified events.

Concurrently with the execution of the ELOC Purchase Agreement, the Company entered into the ELOC Registration Rights Agreement with the ELOC Investor and other investors, pursuant to which the Company agreed to file a registration statement covering the resale of the shares issuable pursuant to the ELOC Purchase Agreement within as soon as practicable, but in no event later than the Filing Deadline (as defined in the Registration Rights Agreement), to use commercially reasonable efforts to cause such registration statement to be declared effective within 90 days after closing (or 120 days if reviewed by the SEC), and to keep the registration statement effective during the applicable registration period, subject to customary suspension rights.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance and sale of the Series F Preferred Stock and the shares of Common Stock issuable upon conversion thereof pursuant to the Securities Purchase Agreement is incorporated herein by reference. The issuance and sale of the Series F Preferred Stock and the shares of Common Stock issuable upon conversion thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Company is relying on such exemption in entering into the Securities Purchase Agreement and will rely on such exemption in issuing the Series F Preferred Stock and the shares of Common Stock issuable upon conversion thereof, based in part on the representations made by the PIPE Investor in the Securities Purchase Agreement. The Series F Preferred Stock and the shares of Common Stock issuable upon conversion thereof may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto constitutes an offer to sell or the solicitation of an offer to buy any of the securities described herein.

Item 9.01. Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations authorizing the issuance of the Series F Preferred Stock.
10.1	Form of Securities Purchase Agreement dated July 28, 2026 relating to the sale of the Series F Preferred Stock.
10.2	Form of Registration Rights Agreement dated July 28, 2026 relating to the resale of the shares of Common Stock underlying the Series F Preferred Stock.
10.3	Form of ELOC Purchase Agreement dated July 28, 2026.
10.4	Form of ELOC Registration Rights Agreement dated July 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

Dated: July 29, 2026	By:	/s/ David A. White
David A. White
Chief Executive Officer